UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2010

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center 14th Floor Jl. Jenderal Sudirman Kav. 29-31 Jakarta, Indonesia	12920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (62) 21 5211110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 12, 2010, KAL Energy, Inc., its subsidiary Thatcher Mining PTE, Ltd, PT Kubar Resources and Kangaroo Resources Limited (“KRL”) entered into a Cooperation Agreement (the “Agreement”) whereby, among other things the parties agee that:

•	KRL pays KAL Energy US$850,000.00;

•
KRL assigns KAL Energy an eight percent (8%) free-carried economic interest in  the PT Graha Panca Karsa (“GPK”) project, which may be modified as KRL’s relationship to the project evolves (as detailed in the Agreement and the Deed of Assignment at Schedule 5 to the Agreement);

•
the parties will use their best efforts to secure the best commercial outcome for the GPK asset, such efforts which will include, but not be limited to, the procurement of a liquidity event for the GPK asset (as detailed in the Agreement);

•	KAL Energy, using all of its expertise and available data assists KRL in the effort to secure the best commercial outcome for the GPK asset;

•
KRL is granted a call option, exercisable 12 months from the date of this agreement, pursuant to which KRL can purchase KAL Energy’s interest in the GPK project for an additional $4 million, and which may be paid in tranches as delivery of the interests occurs pursuant to a timeline detailed in the Agreement; and

•
the parties enter into a Deed of Release, which is found at Schedule 3 to the Agreement, whereby (i) KAL Energy and Thatcher release Romo Nitiyudo Wachjo, KRL and GPK from all present and future liability and claims arising under or in connection with any existing agreement, as further detailed in the Deed of Release, (ii) KAL Energy and Thatcher agree to jointly and severally indemnify Romo Nitiyudo Wachjo, KRL and GPK against all present and future liabilities, losses or claims arising under or in connection with any existing agreement, as further detailed in the Deed of Release, and (iii) KAL Energy assigns its rights under current agreements to KRL, as further detailed in the Deed of Release.

The summary set forth above is qualified in its entirety by the Agreement attached hereto as Exhibit 99.1, which is incorporated herein by this reference.

ITEM 8.01	OTHER EVENTS.

Due to the unavailability of certain parties, administrative challenges associated with domesticating the proposed form of the the Deed of Termination and Release among KAL Energy, its subsidiary Thatcher, Romo Nitiyudo Wachjo, KRL and GPK (the “Original Release”), which was previously disclosed in the Current Report on Form 8-K filed on October 1, 2009, and a general deterioration of the understanding surrounding the Release, all parties agreed to cease their efforts with respect to the Release and pursue an alternate strategy to address the interests that had developed in GPK.  This alternate strategy culminated in the Cooperation Agreement, which accomplishes many of the same goals while creating a more complete cooperative solution regarding GPK, as summarized above.

The Original Release was intended to terminate, in exchange for certain consideration, all claims held by KAL Energy and its affiliates to the economic benefits to which they may have been entitled with respect to GPK.  As disclosed in its Current Report on Form 8-K filed on December 18, 2009, KAL Energy provided signatories to the proposed Original Release and KRL was delaying its payments until it received satisfactory guidance as to the efficacy of the proposed signatories.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

99.1	Cooperation Agreement by and among KAL, KRL, Thatcher and GPK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

April 16, 2010	By:	/s/ William Bloking
William Bloking
Executive Chairman and President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Cooperation Agreement by and among KAL, KRL, Thatcher and GPK.